QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

INVISION TECHNOLOGIES, INC.

CHANGE IN CONTROL EQUITY ACCELERATION PLAN

Section 1.    INTRODUCTION.

        The InVision Technologies, Inc. Change in Control Equity Acceleration Plan (the "Plan") was established effective May 21, 2002. The purpose of the Plan is (i) to provide members of the senior management group of InVision Technologies, Inc. certain accelerated vesting with respect to such individuals' stock options in the event of a Change in Control (as hereinafter defined), and (ii) to provide individuals who are employed at the vice president level at InVision Technologies, Inc. certain accelerated vesting with respect to such individuals' stock options in the event that such individuals are subject to qualifying employment terminations in connection with a Change in Control. This Plan shall supersede any change in control plan, policy or practice regarding stock option vesting acceleration previously maintained by InVision Technologies, Inc.

Section 2.    DEFINITIONS.

        For purposes of the Plan, the following terms are defined as follows:

          (a)  "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

          (b)  "Board" means the Board of Directors of the Company.

          (c)  "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

              (i)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;

            (ii)  there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or

          (iii)  the acquisition by any Person (other than any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) as Beneficial Owner (as "Person" and "Beneficial Owner" are defined in the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder), directly or indirectly, of securities of the Company representing 50 percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities. For purposes of this definition, the term "affiliate" shall mean any Person that controls the Company, is controlled by the Company, or is under common control with the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e)  "Company" means InVision Technologies, Inc. or, following a Change in Control, the surviving entity resulting from such transaction.

          (f)    "Constructive Termination" means a voluntary termination of employment by an Eligible Employee after one of the following is undertaken without the Eligible Employee's express written consent:

              (i)  the assignment to the Eligible Employee of any duties or responsibilities that results in any material diminution or material adverse change in the Eligible Employee's position, status or circumstances of service when compared to the highest level of authority and responsibility assigned to the Eligible Employee at any time during the six (6) month period prior to the Change in Control, or a material diminution in the Eligible Employee's titles or offices when compared to the most senior title or office assigned to the Eligible Employee at any time during the six (6) month period prior to the Change in Control, or any removal of the Eligible Employee from or any failure to reelect the Eligible Employee to any of such positions, except in connection with the termination of the Eligible Employee's employment on account of death, disability, retirement, for Cause (as described in subsection (j)(i)-(v) below), or any voluntary termination by the Eligible Employee other than a Constructive Termination;

            (ii)  a material reduction by the Company in the Eligible Employee's annual base salary, except if all other executive officers incur a substantially proportionate reduction;

          (iii)  any material failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which the Eligible Employee is participating at the time of a Change in Control (the "Benefit Plans"), or the taking of any action by the Company that would materially and adversely affect the Eligible Employee's participation in or materially reduce the Eligible Employee's benefits under any Benefit Plans or deprive the Eligible Employee of any material fringe benefit enjoyed by the Eligible Employee at the time of a Change in Control, provided, however, that the Eligible Employee may not incur a Constructive Termination for the foregoing reason following a Change in Control if the Company offers a range of benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans;

            (iv)  a relocation of the Company's offices to which the Eligible Employee is assigned to a location outside of the greater San Francisco Bay Area, except for required travel by the Eligible Employee on the Company's or any Affiliate's business to an extent substantially consistent with his or her business travel obligations at the time of a Change in Control;

            (v)  any material breach by the Company of the terms of the Eligible Employee's Options or any provision of any employment or other agreement between the Eligible Employee and the Company; or

            (vi)  any failure by the Company to obtain the assumption of the Plan by any successor or assign of the Company.

          (g)  "Covered Termination" means an Involuntary Termination Without Cause that occurs within three (3) months before or thirteen (13) months following the effective date of a Change in Control or a Constructive Termination that occurs within thirteen (13) months following the effective date of a Change in Control. In no event shall a termination of employment on account of death or Disability constitute a Covered Termination.

          (h)  "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

          (i)    "Eligible Employee" means an executive employee of the Company who has been designated by the Board as an eligible employee and who has not entered into an individual severance benefit or change in control agreement with the Company relating to the acceleration of stock option vesting.

          (j)    "Involuntary Termination Without Cause" means an involuntary termination of an Eligible Employee's employment by the Company other than for one of the following reasons (which shall constitute Cause):

              (i)  the Eligible Employee's conviction of or plea of guilty or nolo contendere with respect to a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or any Affiliate;

            (ii)  a material breach by the Eligible Employee of any agreement entered into between the Eligible Employee and the Company or any Affiliate that impairs the Company's or Affiliate's interest therein;

          (iii)  the Eligible Employee's willful misconduct, significant failure to perform his duties, or gross neglect by Eligible Employee of his duties, provided that the Company first provides Eligible Employee with written notice of such conduct and a reasonable opportunity to cure such conduct, if such conduct is reasonably susceptible to cure;

            (iv)  the Eligible Employee's engagement in any activity that constitutes a material conflict of interest with the Company or any Affiliate; or

            (v)  any breach by the Eligible Employee of the Proprietary Information and Invention Agreement between the Eligible Employee and the Company.

          (k)  "Options" shall mean an Eligible Employee's stock options and restricted stock granted or held pursuant to the Company's 1991 Stock Option Plan, 2000 Equity Incentive Plan, or other stock option or equity incentive plan adopted by the Board, or any such options and restricted stock that are assumed or substituted by the surviving or acquiring corporation upon a Change in Control.

Section 3.    ELIGIBILITY FOR BENEFITS.

          (a)  General Rules. Subject to the requirement set forth in this Section, the Company will provide the benefits described in Section 4(a) or 4(b) of the Plan, as applicable, to Eligible Employees. In order to be eligible to receive benefits under the Plan, an Eligible Employee must execute and provide to the Company a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate, and such release must become effective in accordance with its terms. The Company, in its sole discretion, may modify the form of the required release to comply with applicable state or federal law and shall determine the form of the required release.

          (b)  Exceptions to Benefit Entitlement. In no event shall an employee, whether or not otherwise an Eligible Employee, receive benefits under the Plan in any of the following circumstances, as determined by the Company in its sole discretion:

              (i)  The employee has executed an individually negotiated employment contract or agreement with the Company relating to option acceleration benefits in the event of a change in control that is in effect on his or her termination date.

            (ii)  The employee's employment with the Company is terminated other than in a Covered Termination.

          (iii)  The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an Affiliate.

            (iv)  The employee is offered immediate reemployment by a successor to the Company or by a purchaser of its assets, as the case may be, following the Change in Control. For purposes of the foregoing, "immediate reemployment" means that the employee's employment with the successor to the Company or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not suffer a significant lapse in pay as a result of the change in ownership of the Company or the sale of its assets.

Section 4.    OPTION ACCELERATION.

          (a)  Senior Management Level. If an Eligible Employee is notified by the Company in writing that he or she is a member of the senior management group of the Company for the purposes of this Plan, then, effective as of the date of the Change in Control, the Options then held by such Eligible Employee shall become fully vested and exercisable, regardless of whether or not the Eligible Employee's employment with the Company terminates due to a Covered Termination.

          (b)  Vice President Level. If an Eligible Employee is notified by the Company in writing that he or she is a vice president of the Company for the purposes of this Plan, and such Eligible Employee's employment with the Company terminates due to a Covered Termination, then, effective as of the date of the Covered Termination, the Options then held by such Eligible Employee shall become fully vested and exercisable.

Section 5.    LIMITATION ON BENEFITS.

          (a)  Parachute Payments. If the aggregate value of the accelerated Option vesting under Section 4 and any other payments or benefits that the Eligible Employee would receive pursuant to a Change in Control from the Company or otherwise, including, but not limited to, any payments or benefits under any employment or key employee agreements (collectively, "Payment"), would constitute a "parachute payment" within the meaning of Section 280G of the Code that is subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount.

              (i)  The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Eligible Employee elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Options; reduction of employee benefits. In the event that acceleration of vesting of Options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such Options (i.e., earliest granted Option cancelled last) unless the Eligible Employee elects in writing a different order for cancellation.

            (ii)  The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

          (iii)  The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Eligible Employee and the Company within fifteen (15) calendar days after the date on which the Eligible Employee's right to a Payment is triggered (if requested at that time by the Eligible Employee or the Company) or such other time as requested by the Eligible Employee or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Eligible Employee and the Company with an opinion reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Eligible Employee and the Company.

Section 6.    RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

          (a)  Exclusive Discretion. The Company shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and the acceleration of Option vesting pursuant to the Plan. The rules, interpretations, computations and other actions of the Company shall be binding and conclusive on all persons.

          (b)  Amendment or Termination. The Company reserves the right to amend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall occur following a Change in Control if such amendment or termination would adversely affect the rights of any persons who were employed by the Company prior to the Change in Control. Any action amending or terminating the Plan shall be in writing and executed by an individual duly appointed by the Board of Directors of the Company.

Section 7. NO IMPLIED EMPLOYMENT CONTRACT.

        The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 8. CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state's conflict of laws rules.

Section 9. EXECUTION.

        To record the adoption of the Plan as set forth herein, effective as of May 21, 2002, InVision Technologies, Inc. has caused its duly authorized officer to execute the same this 2nd day of October, 2002.

INVISION TECHNOLOGIES, INC.
By:	/s/ Sergio Magistri
Title:	Chief Executive Officer

EXHIBIT A

RELEASE
(Individual Termination, California Employee, age 40 and older)

        I understand and agree completely to the terms set forth in the InVision Technologies, Inc. Change in Control Equity Acceleration Plan (the "Plan"). I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

        I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

        Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, causes of action, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, arising out of or in any way related to agreements, events, acts or conduct at any time up to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; retaliation; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

        I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the date I execute this Release; (B) I should consult with an attorney prior to executing this Release (although I may choose voluntarily not do so); (C) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release by providing written notice to an officer of the Company; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I execute this Release.

        I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights

1

and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

EMPLOYEE
By:
Name:
Title:

2

EXHIBIT B

RELEASE
(Individual and Group Termination, California Employee, under age 40)

        I understand and agree completely to the terms set forth in the InVision Technologies, Inc. Change in Control Equity Acceleration Plan (the "Plan"). I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

        I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

        Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, causes of action, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, arising out of or in any way related to agreements, events, acts or conduct at any time up to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; retaliation; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

        I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

EMPLOYEE
By:
Name:
Title:

1

EXHIBIT C

RELEASE
(Group Termination, California Employee, age 40 and older)

        I understand and agree completely to the terms set forth in the InVision Technologies, Inc. Change in Control Equity Acceleration Plan (the "Plan"). I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

        I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

        Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, causes of action, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, arising out of or in any way related to agreements, events, acts or conduct at any time up to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; retaliation; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

        I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the date I execute this Release; (B) I should consult with an attorney prior to executing this Release (although I may choose voluntarily not to do so); (C) I have forty-five (45) days to consider this Release (although I may choose voluntarily to execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release by providing written notice to an office of the Company; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I execute this Release; and (F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

        I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights

1

and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

EMPLOYEE
By:
Name:
Title:

2

QuickLinks

  Exhibit 10.1
INVISION TECHNOLOGIES, INC. CHANGE IN CONTROL EQUITY ACCELERATION PLAN